UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2025

Esperion Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Commercial Officer

On November 4, 2025, the board of directors (the “Board”) of Esperion Therapeutics, Inc. (the “Company”) appointed John B. Harlow, Jr. as the Company’s Chief Commercial Officer pursuant to the terms of an employment agreement with Mr. Harlow (the “Harlow Agreement”), effective as of November 17, 2025 (the “Commencement Date”).

Prior to joining the Company, from March 2021 to November 2025, Mr. Harlow served as the Chief Commercial Officer of Melinta Therapeutics, a commercial stage company focused on innovative therapies for acute and life-threatening illnesses. From November 2019 to March 2021, Mr. Harlow was Chief Commercial Officer at Baudax Bio, a commercial stage company focused on therapeutics for acute care settings. From October 2016 to November 2019, Mr. Harlow held Executive Vice President and Vice President roles in commercial and marketing at Recro Pharma. Earlier in his career, Mr. Harlow held roles of increasing responsibility at Endo, Shionogi, Pfizer, and Novartis. Mr. Harlow holds a Bachelor of Science in biology from Lehigh University and a Master of Business Administration from Seton Hall University.

Pursuant to the terms of the Harlow Agreement, Mr. Harlow is entitled to an annual base salary of $535,000. Mr. Harlow is also eligible to be considered for an annual bonus targeted at 45% of his base salary (the “Target Bonus”), subject to the CEO’s assessment of his performance as well as business conditions of the Company. Mr. Harlow will also receive a one-time sign on bonus of $35,000. Mr. Harlow is eligible to participate in the Company’s employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of the Harlow Agreement, effective as of the Commencement Date, Mr. Harlow will receive (i) an option to purchase 380,000 shares of the Company’s common stock, and (ii) 424,536 restricted stock units, each of which will vest over four years in accordance with the terms and conditions of the Company’s 2022 Stock Option and Incentive Plan, as may be amended, and the applicable stock option and restricted stock unit agreements, subject to Mr. Harlow’s continuous service through each applicable vesting date. The stock option award will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant.

Pursuant to the terms of the Harlow Agreement, if Mr. Harlow’s employment is terminated, within the twelve (12) month period commencing with a Sale Event (as defined in the Harlow Agreement), by the Company other than for Cause (as defined the Harlow Agreement) or by Mr. Harlow for Good Reason (as defined in the Harlow Agreement), subject to Mr. Harlow’s signing the separation agreement and release and the separation agreement and release becoming irrevocable, he will be entitled to receive: (a) an amount equal to the sum of (i) one (1) times his base salary in effect immediately prior to the termination (or his base salary in effect immediately prior to the Sale Event, if higher), and (ii) his Target Bonus; and (b) if he was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a lump sum cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Harlow if he had remained employed by the Company for twelve months after the date of termination. However, in the event that Mr. Harlow’s employment is terminated, at any time other than during the twelve (12) month period commencing with a Sale Event, by the Company other than for Cause, subject to his signing the separation agreement and release and the separation agreement and release becoming irrevocable, Mr. Harlow will be entitled to receive: (a) an amount equal to twelve (12) months of his annual base salary in effect immediately prior to the termination; and (b) if he was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment for twelve (12) months or his COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Harlow if he had remained employed by the Company.

In connection with Mr. Harlow’s appointment as Chief Commercial Officer, he will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-188595) filed with the Securities and Exchange Commission on May 14, 2013. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Harlow for some expenses, including all reasonable attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by Mr. Harlow in third-party proceedings arising out of his service as one of the Company’s officers.

Mr. Harlow has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Harlow and any other person pursuant to which he was appointed as an officer of the Company. There are no transactions to which the Company is a party and in which Mr. Harlow has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Mr. Harlow’s appointment, effective as of the Commencement Date, the Board designated Mr. Harlow as an “executive officer” of the Company as such term is defined under Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “officer” as such term is defined under Rule 16a-1(f) of the Exchange Act.

The foregoing summary of the Harlow Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Harlow Agreement, a copy of which is attached as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On November 4, 2025, the Company issued a press release announcing the appointment of Mr. Harlow as the Company’s Chief Commercial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective as of November 17, 2025, by and between Esperion Therapeutics, Inc. and John Harlow.

99.1	Press Release dated November 4, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2025	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer